Exhibit 1.2

(Translation)

Regulations on Handling of Shares, etc. of Hitachi, Ltd.

Established:	October 29, 1951
Amendment:	February 1, 1963	April 1, 1967	January 1, 1970
	November 28, 1974	September 30, 1982	June 27, 1991
	June 26, 1998	September 24, 1999	March 24, 2000
	October 1, 2001	June 1, 2002	April 1, 2003
	June 26, 2003	June 24, 2004	July 20, 2004
June 26, 2006

Chapter I    General Provisions

Article 1.	(Purpose)

Handling of exercise of voting rights and other rights of shareholders by electromagnetic methods and other procedures relating to shares and share purchase warrants and fees related thereto shall be governed by these Regulations in accordance with the provisions of Article 11 of the Articles of Incorporation; provided, however, that procedures relating to the handling of shares of beneficiaries shall also be governed by the regulations established by the Japan Securities Depository Center (hereinafter JASDEC).

Any alteration of these Regulations shall be made by an Executive Officer authorized by resolution of the Board of Directors.

Article 2.	(Denominations of share certificates)

The share certificates issued by the Company shall be in denominations of 1, 5, 10, 50, 100, 500, 1,000, 10,000, 100,000 and 500,000 shares, and of other numbers of shares as deemed necessary by the Company.

Article 3.	(Administrator of the shareholders’ register)

The Company’s administrator of the shareholders’ register, the place where it conducts related transfer work and the intermediating offices thereof shall be as follows:

Administrator of the shareholders’ register:

Tokyo Securities Transfer Agent Co., Ltd.

4-2, 1-chome, Marunouchi, Chiyoda-ku, Tokyo

Place where it conducts related transfer work:

Head Office of Tokyo Securities Transfer Agent Co., Ltd.

4-2, 1-chome, Marunouchi, Chiyoda-ku, Tokyo

Intermediating offices thereof:

Intermediating offices of Tokyo Securities Transfer Agent Co., Ltd.

Preparing for and keeping the shareholders’ register, the register of loss of share certificates and share purchase warrants’ register of the Company and other administrative matter relating to these documents shall be entrusted to the administrator of the shareholders’ register provided for in the preceding paragraph.

Article 4.	(Procedure for application and notification)

Unless otherwise provided by these Regulations, procedures under these Regulations, and procedures relating to applications, notifications, etc. with respect to the exchange of share certificates, payment of dividends and other matters entrusted by the Company to the administrator of the shareholders’ register shall be directed to the administrator of the shareholders’ register.

Article 5.	(Mode of application, notice and notification)

An application, notice or notification under these Regulations shall be made in the form prescribed by the Company filling in the name and the address of the person making or giving such application, notice or notification.

A shareholder or beneficiary making or giving the application, notice or notification mentioned in the preceding paragraph shall attach thereto a document identifying such shareholder or beneficiary; provided, however, that this shall not apply where such application, notice or notification is impressed with the seal notified to the Company in accordance with Article 16.

In relation to an application, notice or notification mentioned in the first paragraph of this Article, in the case such application, notice or notification is made by a legal representative of a shareholder or a beneficiary, certification of proxy shall be submitted; in the case such application, notice or notification is made by a statutory assistant or a statutory coadjutor, certification of consent of them shall be submitted.

Article 6.	(Reckoning of business days)

As used in these Regulations, a “business day” means a day other than any day on which the administrator of the shareholders’ register is not open for business.

Chapter II    Registration or Record on the Shareholders’ Register

Article 7.	(Registration of transfer by assignment)

In case of an application for registration or record on the shareholders’ register relating to matters to be registered on the shareholders’ register relating to the shares (hereinafter referred to as the “registration of transfer”) by assignment, the application shall be made accompanied by the share certificates.

Article 8.	(Registration of transfer by cause other than assignment)

In case of an application for registration of transfer of shares acquired by succession, bequest, merger or other cause not related to assignment, the application shall be made accompanied by the share certificates and documents showing the cause of transfer unless share certificates are not issued.

Article 9.	(Registration of transfer when other procedures are required by laws and orders)

If it is required by laws and orders to take other procedures in connection with the transfer of shares referred to in the preceding two Articles, a document showing the completion of such procedures shall be attached to the application.

Chapter III    Registration of Pledge and Declaration of Trust Property

Article 10.	(Registration and cancellation of pledge)

In case of an application for registration or cancellation of a pledge, the application shall be made by the parties concerned and be accompanied by the share certificates.

Article 11.	(Declaration and cancellation of trust property)

In case of an application for declaration or cancellation of trust property, the application shall be accompanied by the share certificates.

Chapter IV    No Intention of Holding Share Certificates

Article 12.	(Notice of no intention of holding share certificates)

In case of giving notice of no intention of holding share certificates, a written notice shall be submitted to the Company together with the share certificates; provided, however, that no submission of share certificates shall be required if such share certificates have not been issued.

Upon receipt of the notice mentioned in the preceding paragraph, the Company shall regard such share certificates as non-issued.

Article 13.	(Issuance of unheld share certificates)

When a shareholder who has given notice of no intention of holding share certificates desires the issuance of such share certificates, he shall submit to the Company an application therefor.

Chapter V    Beneficiaries’ Record

Article 14.	(Entry in the beneficiaries’ record of the Company, etc.)

Entry or record of a beneficiary in the beneficiaries’ record of the Company shall be made based upon notices from JASDEC concerning beneficiaries and the beneficiary cards.

Article 15.	(Adding up)

If a shareholder registered or recorded in the share-register of the Company and a beneficiary entered or recorded in the beneficiaries’ record of the Company are judged from their names and addresses to be the same person, the number of shares as regards voting at the General Meeting of Shareholders shall be the total of the number of shares in the share-register of the Company and the number of shares in the beneficiaries’ record of the Company.

Chapter VI    Various Notifications

Article 16.	(Notification of name, address and seal or signature)

A shareholder, beneficiary or his legal representative shall notify the Company of the name, address and seal or signature of the shareholder or beneficiary by means of a shareholder or beneficiary card. The same shall apply in case of a change occurring in these matters.

Article 17.	(Provisional address or agent of shareholder residing abroad)

A shareholder, beneficiary or his legal representative residing in a foreign country shall designate a provisional address or appoint an agent in Japan, and shall notify the Company of such address or agent. He shall also notify the Company in case of a change occurring in these matters.

Article 18.	(Change in surname, first name, corporate name, etc.)

With respect to a change in surname, first name, corporate name, etc., notification shall be made accompanied by the share certificates and an extract from the family register or a certificate of the corporate register.

Article 19.	(Appointment, change or discharge of persons exercising parental power and guardians, etc.)

With respect to the appointment, change or discharge of a person exercising parental power or a guardian, etc., notification shall be made accompanied by the share certificates and an extract from the family register, a certificate of registered matters or a similar document.

Article 20.	(Change of representative for jointly owned shares)

With respect to the change of a representative for jointly owned shares, notification shall be made by all of the co-owners.

Article 21.	(Change of representative of a corporation)

With respect to a change of the representative of a corporation, notification shall be made accompanied by a certificate of the corporate register.

Article 22.	(Application of provisions to registered pledgee)

The provisions of Article 5 and this Chapter shall apply to a registered pledgee.

Article 23.	(Special provisions for beneficiaries)

Beneficiaries shall make notifications under this Chapter through JASDEC participants; provided, however, that such notifications shall be made to the administrator of the shareholders’ register in case of a change of only a seal or signature.

In case of a beneficiary making a notification in accordance with Article 18 or Article 19, no submission of share certificates shall be required.

Chapter VII    Registration of Loss of Share Certificates

Article 24.	(Application for registration of loss of share certificates)

In case of an application for registration of loss of share certificates, the application shall be submitted, accompanied by materials showing the facts that the applicant has held the share certificates since the acquisition date registered or recorded on the shareholders’ register and that the applicant has lost the same; provided, however, that in case a registered holder or registered pledgee of share certificates makes such application, materials showing the facts that the applicant has held the share certificates since the acquisition date registered or recorded on the shareholders’ register shall not be required to be accompanied to the application.

Article 25.	(Application for cancellation of registration of loss of share certificates by Registrant)

In the case registration of loss of share certificates is made upon application in accordance with the preceding Article, the person who makes such application (hereinafter referred to as the “Registrant”) shall submit an application for cancellation of the registration thereof.

Article 26.	(Application for cancellation of registration of loss of share certificates by a holder of the share certificates)

In case any holder of the share certificates in respect of which the registration of loss of share certificates has taken place (except the Registrant for the share certificates) files an application for cancellation of the registration thereof, the application shall be submitted, accompanied by the share certificates concerned.

Article 27.	(Notification of changes)

The provisions of Article 16 through Article 21 shall apply to any Registrant, other than any shareholder or registered pledgee, who has changed any of the matters entered or recorded in the register of loss of share certificates. In that case, the “shareholder or beneficiary card” as provided in Article 16 shall be read as “notification.”

Article 28.	(Fees relating to application for registration of loss of share certificates)

In the case mentioned in Article 24, the Company may charge, as a fee for the registration of loss of share certificates, an amount obtained by multiplying JPY 500 by the number of share certificates to be registered, plus JPY 10,000 in each instance of registration thereof.

Chapter VIII    Matters to be Indicated on and Reissuance of Share Certificates

Article 29.	(Indication of shareholder, etc.)

A share certificate shall indicate the name of the shareholder or his legal representative.

When registration of transfer is made in accordance with the provisions of Chapter II, the date of registration in the share-register shall be entered in, and the attestation seal of an administrator of the shareholders’ register shall be affixed to, the reverse side of the share certificate in the entry columns specified therefor.

The preceding paragraph shall apply in case of notifications under Article 18 and Article 19.

Article 30.	(Indication of pledge and trust property)

When registration or cancellation of a pledge is made in accordance with the provisions of Article 10, such fact shall be indicated, and the date of registration thereof in the share-register shall be entered in the share certificate and the attestation seal of the administrator of the shareholders’ register shall be affixed thereto.

When declaration or cancellation of trust property is made in accordance with the provisions of Article 11, such fact shall be indicated, and the date of registration thereof in the share-register shall be entered in the share certificate and the attestation seal of the administrator of the shareholders’ register shall be affixed thereto.

Article 31.	(Delivery of new certificates necessitated by division, consolidation or disfigurement of share certificates)

In case of an application for delivery of new certificates due to the division, consolidation or disfigurement of share certificates, such application shall be made accompanied by the share certificates concerned; provided, however, that if the degree of disfigurement is so great as to make it difficult to ascertain the genuineness of the share certificates, the procedures under Article 24 shall be followed.

Article 32.	(Reissuance necessitated by lapse of lost share certificates)

In the case the share certificates, of which the registration of loss of share certificates was made, were nullified, the share certificates shall be reissued to the registrant.

Article 33.	(Delivery of new share certificates necessitated by full entry column)

When the entry column for names of a share certificate has become full, such share certificate shall be withdrawn by the Company and a new certificate shall be delivered to replace it.

Article 34.	(Fee for issuance of share certificates)

In the case mentioned in Article 13, Article 31 or Article 32, as the fee for the issuance of each share certificate there may be charged an amount equal to the sum of the stamp tax for the share certificate and the cost of issuance thereof.

Chapter IX    Less-than-One-Unit Shares

Section 1.    Number of Shares Per One Unit

Article 35.	(Number of shares per one unit)

The number of shares per one unit of shares of the Company shall be 1,000 shares.

Section 2.    Purchase of Less-than-One-Unit Shares

Article 36.	(Application for purchase of less-than-one-unit shares by shareholder)

In a case where any shareholder or beneficiary who holds less-than-one-unit shares makes to the Company an application for the purchase of less-than-one-unit shares by the Company (an “application for purchase”), the application shall be submitted to the administrator of the shareholders’ register accompanied by the share certificates; provided, however, that an application by a beneficiary shall be made through a JASDEC participant and JASDEC.

The application for purchase mentioned in the preceding paragraph shall come into effect at the time the documents required for the application for purchase arrive at the place where the administrator of the shareholders’ register conducts related transfer work or an intermediating office of the administrator of the shareholders’ register.

The effect of an application for the purchase mentioned in the preceding paragraph shall not be canceled.

Article 37.	(Purchase price of less-than-one-unit shares included in application for purchase)

The purchase price of less-than-one-unit shares included in an application for purchase shall be the amount obtained by multiplying the purchase price per share fixed in accordance with the second paragraph of this Article by the number of less-than-one-unit shares included in the application for purchase.

The purchase price per share of the less-than-one-unit shares included in an application for purchase shall be the price per share in the last ordinary transaction of the Company’s shares on the Tokyo Stock Exchange on the day on which the application for purchase came into effect and if there is no ordinary transaction of the Company’s shares on this day shall be the price per share in the first ordinary transaction thereafter on the same Exchange.

Article 38.	(Payment of the purchase price for less-than-one-unit shares included in application for purchase)

The purchase price for the less-than-one-unit shares included in an application for purchase shall be paid at the place where the administrator of the shareholders’ register conducts related transfer work or at an intermediating office of the administrator of the shareholders’ register, whichever is the place where the application for purchase was made, within six business days after the day on which the purchase price was determined under the preceding Article; provided, however, that in a case where the purchase price per share mentioned in the second paragraph of the preceding Article is a price cum dividend relating to dividend etc. or a price cum right relating to a stock split etc., the purchase price shall be paid on or before the record date or allotment date concerned.

Article 39.	(Transfer of right to less-than-one-unit shares included in application for purchase)

The right to the less-than-one-unit shares included in an application to purchase shall be transferred to the Company from the time payment of the purchase price is tendered under the preceding Article.

Section 3.    Sale of Less-than-One-Unit Shares

Article 40.	(Application for additional purchase of less-than-one-unit shares by shareholder)

In a case where any shareholder or beneficiary who holds less-than-one-unit shares makes to the Company an application for the sale of the number of less-than-one-unit shares by the Company that will, together with such less-than-one-unit shares, constitute a full unit of shares (an “application for additional purchase”), the application shall be submitted to the administrator of the shareholders’ register accompanied by the share certificates and the estimated price for additional purchase mentioned in the first paragraph of Article 41; provided, however, that an application by a beneficiary shall be made through a JASDEC participant and JASDEC.

The application for additional purchase mentioned in the preceding paragraph shall come into effect at the time the documents required for the application for additional purchase arrive at the place where the administrator of the shareholders’ register conducts related transfer work or an intermediating office of the administrator of the shareholders’ register.

The effect of an application for additional purchase mentioned in the preceding paragraph shall not be cancelled.

Article 41.	(Estimated price for additional purchase)

The estimated price for additional purchase shall be an amount obtained by multiplying the price per share fixed in accordance with the second paragraph of this Article by the number of less-than-one-unit shares included in the application for additional purchase and by 1.3, with any fraction of JPY 1,000 resulting from such calculation rounded upward; provided, however, that the handling of any application for additional purchase by a beneficiary shall be governed as provided by JASDEC.

The price per share forming the basis for calculating the estimated price for additional purchase shall be the price per share in the last ordinary transaction of the Company’s shares on the Tokyo Stock Exchange on the business day immediately preceding the day on which the documents required for the application for additional purchase mentioned in the preceding Article arrived at the place where the administrator of the shareholders’ register conducts related transfer work or an intermediating office of the administrator of the shareholders’ register and if there is no ordinary transaction of the Company’s shares on that business day shall be the price per share in the last ordinary transaction immediately preceding that business day on the same Exchange.

In case of an application for additional purchase under the preceding Article, if the estimated price for additional purchase falls short of the amount mentioned in the first paragraph of this Article, the Company may refuse to handle the application for additional purchase.

Article 42.	(Restriction on application for additional purchase)

In a case where the aggregate number of less-than-one-unit shares included in applications for additional purchase on the same day exceeds the number of shares owned by the Company for sale upon applications for additional purchase, all of the applications for additional purchase made on that day shall not come into effect.

In a case where the number of shares owned by the Company for sale upon applications for additional purchase falls below 10,000 shares, the Company shall suspend accepting any new application for additional purchase for the period from the business day immediately following that day to the day on which the number of shares owned by the Company for that purpose reaches 50,000 shares or more.

Article 43.	(Period of suspension of acceptance of application for additional purchase)

The Company shall suspend the acceptance of any application for additional purchase for the periods from the twelfth business day prior to March 31 of each year to such March 31, and from the twelfth business day prior to September 30 of each year to such September 30, respectively.

Notwithstanding the preceding paragraph, if the necessity arises to extraordinarily fix a record date, the Company may separately fix a period of suspension of acceptance of applications for additional purchase.

Article 44.	(Additional purchase price of less-than-one-unit shares included in application for additional purchase)

The additional purchase price of less-than-one-unit shares for which an application for additional purchase has been made shall be an amount obtained by multiplying the additional purchase price per share fixed in accordance with the second paragraph of this Article by the number of less-than-one-unit shares included in the application for additional purchase.

The additional purchase price per share of the less-than-one-unit shares included in an application for additional purchase shall be the price per share in the last ordinary transaction of the Company’s shares on the Tokyo Stock Exchange on the day on which the application for additional purchase came into effect and if there is no ordinary transaction of the Company’s shares on that day shall be the price per share in the first ordinary transaction thereafter on the same Exchange.

In a case where the estimated price for additional purchase accompanying an application for additional purchase under the first paragraph of Article 40 falls short of the additional purchase price mentioned in the preceding paragraph of this Article, the Company shall request the applicant for additional purchase to pay the shortfall within three business days from (and including) the day on which the additional purchase price was determined. In such case, if the shortfall is not paid within six business days from (and including) the day on which the Company requested the applicant to pay the shortfall, the application for additional purchase shall become null and void.

Article 45.	(Receipt of additional purchase price of less-than-one-unit shares included in application for additional purchase)

The additional purchase price of less-than-one-unit shares included in an application for additional purchase shall be received by appropriation of the estimated price for additional purchase within six business days from (and including) the day on which the additional purchase price was determined under the first paragraph of the preceding Article or the day on which the shortfall mentioned in the third paragraph of the preceding Article was paid; provided, however, that in a case where the additional purchase price per share mentioned in the second paragraph of the preceding Article is a price cum dividend relating to dividend, etc. or a price cum right relating to a stock split, etc., the additional purchase price shall be received on or before the record date or allotment date concerned.

The balance between the estimated price for additional purchase and the additional purchase price mentioned in the preceding paragraph, if any, shall be returned to a bank account designated by the shareholder who made the application for additional purchase or by postal transfer in cash.

Article 46.	(Transfer of right to less-than-one-unit shares included in application for additional purchase)

The right to the less-than-one-unit shares included in an application for additional purchase shall be transferred to the shareholder or beneficiary who made such application on the day on which the receipt of the additional purchase price is completed under the provisions of the preceding Article.

Article 47.	(Delivery of share certificates)

The Company shall issue a share certificate for shares which have come to constitute one unit of shares as a result of an application for additional purchase without delay and deliver such share certificate to the shareholder who made such application; provided, however, that this shall not apply to cases where beneficiaries make applications for additional purchase.

Section 4.    Share Certificates Evidencing Less-than-One-Unit Shares

Article 48.	(Issuance of share certificates evidencing less-than-one-unit shares)

Except as permitted by the Company for shareholders, share certificates evidencing less-than-one-unit shares shall not be issued.

Article 49.	(Consolidation of share certificates evidencing less-than-one-unit shares)

In a case where a combination of share certificates evidencing less-than-one -unit shares submitted for registration of transfer represents a number of shares equal to one unit of shares or an integral multiple thereof, the share certificates shall, unless the shareholder applying for the registration of transfer has requested otherwise, be consolidated and new share certificates shall be delivered to replace them.

Article 50.	(Special provisions for case where no share certificate has been issued for less-than-one-unit shares)

As regards the application of the provisions of Article 8, the first paragraph of Article 12, Article 18, Article 19, the first paragraph of Article 36 and the first paragraph of Article 40, no submission of share certificates shall be required in respect of less-than-one-unit shares if the share certificates concerned have not been issued.

The provisions of Article 28 shall not apply to less-than-one-unit shares if the share certificates concerned have not been issued.

Chapter X    Exercise of Rights of Shareholders

Section 1.    Method of Exercising Rights of Shareholders

Article 51.	(Submission of documents)

Rights of shareholders, except those relating to matters entrusted to the administrator of the shareholders’ register by the Company, shall be exercised in writing by submitting appropriate documents to the Company.

The provision of the second paragraph of Article 5 shall be correspondingly applied in the case of rights exercised as provided for in the preceding paragraph.

Section 2.    Exercise of Voting Rights by Electromagnetic Method

Article 52.	(Website for the exercise of voting rights at the General Meeting of Shareholders)

Voting rights of the Company by an electromagnetic method shall be exercised on the “Website for the Exercise of Voting Rights at the General Meeting of Shareholders (http://www.e-tosyodai.com)” on the Internet.

Article 53.	(Voting right exercise number and password)

Upon exercise of voting rights on the “Website for the Exercise of Voting Rights at the General Meeting of Shareholders,” the voting right exercise number and password notified to each shareholder or beneficiary shall be entered.

Article 54.	(Identification)

The Company shall treat any person who correctly enters his voting right exercise number and password on the “Website for the Exercise of Voting Rights at the General Meeting of Shareholders” as the true shareholder or beneficiary.

Article 55.	(Payment for communication charges, etc.)

The shareholders or beneficiaries shall pay for the communication charges and connection fees to be incurred by access to the “Website for the Exercise of Voting Rights at the General Meeting of Shareholders.”

Article 56.	(Treatment of double voting)

If voting rights are exercised both in writing and by an electromagnetic method, only the voting rights by an electromagnetic method shall be treated as having been exercised.